EXHIBIT 12

                     FIRST WASHINGTON REALTY TRUST, INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                               PRO                     PRO
                                                              FORMA    HISTORICAL     FORMA               HISTORICAL
                                                              -----    ----------     -----    --------------------------------
                                                            06/30/96     06/30/96   12/31/95   12/31/95   12/31/94     12/31/93
                                                            --------     --------   --------   --------   --------     --------

Income (loss) before extraordinary item and minority
interest..................................................  $   2,995   $   2,144   $   6,236  $   2,931  $    (836)  $  (1,240)

Add:

  Interest on indebtedness................................      7,739       5,877      14,704      8,968      7,993       7,693

  Amortization of debt expense............................      1,173       1,149       2,384      2,262      1,308         216
                                                                -----       -----       -----      -----      -----         ---

    Income as adjusted....................................  $  11,907   $   9,170   $  23,324  $  14,161  $   8,465   $   6,669
                                                            =========   =========   =========  =========  =========   =========

Fixed charges:

  Interest on indebtedness................................  $   7,739   $   5,877   $  14,704  $   8,968  $   7,993   $   7,693

  Amortization of debt expense............................      1,173       1,149       2,384      2,262      1,308         216

  Capitalized interest....................................     --              --      --         --         --              --

  Preferred dividends.....................................      3,334       3,285       6,668      5,975      2,142          --
                                                                -----       -----       -----      -----      -----
    Total fixed charges...................................  $  12,246   $  10,311   $  23,756  $  17,205  $  11,443   $   7,909
                                                            =========   =========   =========  =========  =========   =========
Ratio of earnings to fixed charges........................        --          --          --         --        --           --
                                                            =========   =========   =========  =========  =========   =========
Earnings Deficiency.......................................  $     339   $   1,141   $     432  $   3,044  $   2,978   $   4,593
                                                            =========   =========   =========  =========  =========   =========



                                                              12/31/92     12/31/91
                                                              --------     --------
Income (loss) before extraordinary item and minority
interest..................................................   $  (2,096)   $  (2,807)
Add:
  Interest on indebtedness................................       7,872        8,552
  Amortization of debt expense............................         272          395
    Income as adjusted....................................   $   6,048    $   6,140
Fixed charges:
  Interest on indebtedness................................   $   7,872    $   8,552
  Amortization of debt expense............................         272          395
  Capitalized interest....................................          92          245
  Preferred dividends.....................................          --           --
                                                             ---------    ---------
    Total fixed charges...................................   $   8,236    $   9,192
                                                             =========    =========
Ratio of earnings to fixed charges........................          --           --
                                                             =========    =========
Earnings Deficiency.......................................   $   1,240    $   2,188
                                                             =========    =========